Exhibit 10.4

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, dated as of December 15, 2000 (the “Agreement”), by and between Equinox Holdings, Inc., a Delaware corporation (the “Company”), North Castle Partners, L.L.C., a Delaware limited liability company (“North Castle”), and J.W. Childs Associates, L.P., a Delaware limited partnership (“JWC Associates”) and J.W. Childs Advisors II, L.P., a Delaware limited partnership (“JWC Advisors” and, together with JWC Associates, “Childs”).

W I T N E S S E T H:

WHEREAS, the Company, NCP-EH, L.P., a Delaware limited partnership, (“NCP-EH”) and NCP-EH Recapitalization Corp., a Delaware corporation (the “MergerCo”), have entered into an Amended and Restated Stock Purchase Agreement and Plan of Merger, dated as of October 16, 2000 and amended as of December 14, 2000 (the “Recapitalization Agreement”), pursuant to which (i) NCP-EH will purchase (the “Stock Purchase”) up to 7,043,213 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) and (ii) MergerCo shall merge with and into the Company (the “Merger” and, collectively with the Stock Purchase, the “Transactions”), and

WHEREAS, immediately following the Transactions, NCP-EH will be the largest stockholder of the Company and NCP Co-Investment Fund, L.P. (the “Co-Investment Fund”) will be a stockholder of the Company;

WHEREAS, one of the two general partners of NCP-EH is NCP-EH GP, L.L.C. (“NCP-EH GP”), the sole member of NCP-EH GP is North Castle Partners II, L.P. (the “North Castle Fund”), the North Castle Fund is managed by North Castle, the general partner of the North Castle Fund is NCP-GP II, L.P. (“NCP-GP II”), the general partner of NCP-GP II is North Castle GP II, L.L.C. (“NCP-GP LLC”) and the general partner of the Co-Investment Fund is NCP Co-Investment GP, LLC (“Co-Investment GP”);

WHEREAS, one of the two general partners of NCP-EH is JWC-EH, LLC (“JWC GP”), the sole member of JWC GP is J.W. Childs Equity Partners II, L.P. (the “JWC Fund”), the general partner of the JWC Fund is JWC Advisors and the JWC Fund is managed by JWC Associates;

WHEREAS, in order to finance the Transactions, the Company has entered into (i) the Credit Agreement, dated as of December 15, 2000, among Company, the various lenders from time to time party thereto and Bankers Trust Company, as Administrative Agent, and (ii) the Senior Subordinated Note and Warrant Purchase Agreement, dated as of December 15, 2000, among the Company, various purchasers named therein, Albion Alliance Mezzanine Fund LP, Albion Alliance Mezzanine Fund II LP, Deutsche Bank

Securities Inc., Exeter Capital Partners IV, L.P., Exeter Equity Partners, L.P., Bill and Melinda Gates Foundation and Arrow Investment Partners (each as amended from time to time, collectively, the “Financing”);

WHEREAS, North Castle and Childs have performed financial, management advisory and other services (the “Transaction Services”) for the Company and MergerCo in connection with the Transactions, including but not limited to services in connection with (i) the preparation, negotiation, execution and delivery of the Recapitalization Agreement and the other agreements, instruments and documents contemplated by the Recapitalization Agreement, (ii) the retention of various financial and other advisors and consultants in connection with the Merger and the Stock Purchase, (iii) the preparation, negotiation, execution and delivery of the commitment, fee and engagement letters, and credit agreements, guarantees, mortgages, pledge agreements and other security agreements, and other agreements, instruments and documents, relating to the Financing, (iv) the preparation and circulation of materials in connection with the Financing and (v) the structuring, implementation and consummation of the foregoing Transactions;

WHEREAS, the Company and its affiliates from time to time in the future (a)  may offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (i) offerings of shares of common stock and/or options to purchase such shares to employees, directors, managers and consultants of and to the Company (“Management Offerings”), and (ii) offerings of debt securities to refinance any indebtedness of the Company and its affiliates or for other corporate purposes, and (b) may repurchase, redeem or otherwise acquire securities of the Company and its affiliates (any such repurchase or redemption being referred to herein as a “Redemption”);

WHEREAS, the Company desires to receive financial and managerial advisory services from North Castle and Childs, and North Castle and Childs desire to provide such services to the Company;

WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by North Castle, NCP-EH, NCP-EH GP, the North Castle Fund, the Co-Investment Fund, NCP-GP II, NCP-GP LLC, Co-Investment GP, JWC Advisors, JWC Associates, JWC Fund and JWC GP or related persons or affiliates, under applicable securities laws or otherwise, in connection with the Transactions, the Financing or any Securities Offerings, or relating to other actions or omissions of or by the Company, or relating to the provision by North Castle of services to the Company and its affiliates, and the parties hereto accordingly wish to provide for North Castle, NCP-EH, NCP-EH GP, the North Castle Fund, the Co-Investment Fund, NCP-GP II, NCP-GP LLC, Co-Investment GP, JWC Advisors, JWC Associates, JWC Fund and JWC GP and related persons and affiliates to be indemnified in respect of any such claims and liabilities;

WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of the Company and its subsidiaries in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of such claims and liabilities; and

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

1.                                       Definitions.

“Agreement” shall have the meaning as set forth in the preamble.

“Recapitalization Agreement” shall have the meaning as set forth in the recitals.

“Childs” shall have the meaning as set forth in the preamble.

“Claim” means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

“Company” shall have the meaning as set forth in the preamble.

“Indemnitee” means each of North Castle, NCP-EH, NCP-EH GP, the North Castle Fund, the Co-Investment Fund, NCP-GP II, NCP-GP LLC, Co-Investment GP, JWC Associates, JWC Advisors, JWC GP and JWC Fund, their respective successors and assigns, and each of their respective directors, officers, partners, members, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)).

“Financing” shall have the meaning as set forth in the recitals.

“Management Offerings” shall have the meaning as set forth in the recitals.

“Merger” shall have the meaning as set forth in the recitals.

“NCP-EH” shall have the meaning as set forth in the recitals.

“NCP-EH GP” shall have the meaning as set forth in the recitals.

“NCP-GP II” shall have the meaning as set forth in the recitals.

“NCP-GP LLC” shall have the meaning as set forth in the recitals.

“North Castle” shall have the meaning as set forth in the preamble.

“North Castle Fund” shall have the meaning as set forth in the recitals.

“Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and reasonable fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

“Related Document” means any agreement, certificate, instrument or other document to which the Company or any subsidiary thereof may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions, the Financing, any Securities Offering or any of the transactions contemplated thereby.

“Redemption” shall have the meaning as set forth in the recitals.

“Securities Offerings” means any Redemption, any Management Offering and any other Subsequent Offering, in each case as approved by the Board of Directors of the Company.

“Subsequent Offerings” shall have the meaning as set forth in the recitals.

“Subsidiary or Subsidiaries”  means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

“Stock Purchase” shall have the meaning as set forth in the recitals.

“Transactions” shall have the meaning as set forth in the recitals.

“Transaction Services” shall have the meaning as set forth in the recitals.

2.                                       Engagement.  The Company hereby engages North Castle and Childs as consultants, and North Castle and Childs hereby agree to provide financial and managerial advisory services to the Company, all on the terms and subject to the conditions set forth below.

3.                                       Services, etc.

(a)                                  North Castle and Childs hereby agree during the term of this Agreement to assist, advise and consult with the Board of Directors and management of the Company in such manner and on such business, management and financial matters, and provide such other financial and other advisory services (collectively, the “Continuing Services”), as may be reasonably requested from time to time by the Board of Directors of the Company, including but not limited to assistance, advice or consultation in:

(i)                  establishing and maintaining banking, legal and other business relationships for the Company;

(ii)               developing and implementing corporate and business strategy and planning for the Company, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs;

(iii)            arranging future debt and equity financings and refinancings; and

(iv)           providing professional employees to serve as directors or officers of the Company.

(b)                                 The Company will furnish North Castle and Childs with such information as North Castle and Childs reasonably believe appropriate to their engagement hereunder (all such information so furnished being referred to herein as the “Information”).  The Company recognizes and confirms that (i) North Castle and Childs will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) North Castle and Childs do not assume responsibility for the accuracy or completeness of the Information and such other information.

4.                                       Compensation; Expenses.

(a)                                  The Company agrees to pay to North Castle and Childs (i) concurrent with the execution of this Agreement, as compensation for the Transaction Services, a fee of $2,700,000 in the aggregate, two-thirds of which shall be delivered to North Castle and the balance to Childs and (ii) upon the closing date of each acquisition (by merger, asset acquisition or otherwise) by the Company or any of its Subsidiaries subsequent to the Transactions (a “Subsequent Acquisition”), for services in connection with any such Subsequent Acquisition, a fee of 1% of the aggregate Transaction Value (as defined below) of each such Subsequent Acquisition.

(b)                                 The Company agrees to pay North Castle and Childs a fee of $200,000 in the aggregate, one-half of which shall be delivered to North Castle and the balance to Childs (50% of such balance to be paid to JWC Advisors and 50% of such balance to be paid to JWC Associates) in the event that any Escrowed Shares (as defined in the Recapitalization Agreement) are distributed in accordance with Section 2.11(i) of the Recapitalization Agreement.

(c)                                  The Company agrees to pay to North Castle and Childs, as compensation for the Continuing Services rendered and to be rendered by North Castle and Childs Associates hereunder, an annual fee (the “Continuing Services Fee”), equal to $800,000 in the aggregate payable semi-annually in advance (not to exceed $400,000 for each semi-annual period) on the date hereof and on each January 31 and July 31 thereafter during the term of this Agreement, commencing on July 31, 2001, provided that the amount payable on the date hereof shall be pro rated through July 31, 2001 and shall be $500,000.  Such Continuing Service Fee shall be delivered to North Castle and Childs on a pro rata basis in accordance with the Percentage Interests of the Investor associated with North Castle or Childs (as defined in the Amended and Restated Limited Partnership Agreement of NCP-EH, L.P. dated as of December 15, 2000) (with respect to Childs’ portion of the Continuing Services Fee, the first $240,000 ($120,000 on a semi-annual basis) of such portion shall be paid to JWC Associates and the remaining amount (on a semi-annual basis) shall be paid to JWC Advisors).  Such Continuing Services Fee may be increased but may not be decreased without the prior written consent of North Castle and Childs.  If any employee of North Castle or Childs shall be elected to serve on the Board of Directors or as an officer of the Company (a “Designated Director”), in consideration of the Continuing Services Fee being paid to North Castle or Childs, North Castle and Childs shall cause such Designated Director to waive any and all fees and other compensation (including stock options) to which such director or officer would otherwise be entitled as a director or officer for any period for which the Continuing Services Fee or any installment thereof is paid and for which such Designated Director continues to be employed by North Castle or Childs.

(d)                                 The Company agrees to reimburse North Castle and Childs for such travel and other reasonable out-of-pocket expenses (“Expenses”) incurred by North Castle and Childs and their respective employees, agents and advisors in the course or on account of the rendering of Continuing Services, including but not limited to any reasonable fees and expenses of legal, accounting, consulting or other professional advisors to North Castle and Childs engaged in connection with the Continuing Services and any reasonable expenses incurred by any Designated Director in connection with the performance of his duties as a director or officer of the Company or any Subsidiary thereof.  North Castle and Childs may submit monthly expense statements, which shall be payable within thirty days from the date of such submission.

(e)                                  “Transaction Value” means the total consideration paid in any Subsequent Acquisition (and not subsequently returned) in any combination of (without duplication) cash, notes, stock or other property, including deferred payments, and the face value of any indebtedness (including any deferred purchase price or capital lease obligation) assumed, issued or exchanged in connection therewith.

5.                                       Term, etc.

(a)                                  This Agreement shall be in effect until, and shall terminate upon, the earlier of (i) the tenth anniversary of the date hereof and (ii) an authorization by the board of directors of the Company to terminate this Agreement.  The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Sections 2, 3 and 4.

(b)                                 Upon any consolidation, reorganization, merger, recapitalization of the Company or any conveyance, transfer or lease of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall, if NCP-EH or its designee shall own at least one-third of the outstanding voting capital stock of such successor entity, succeed to, and be substituted for, the Company under this Agreement with the same effect as if such successor entity had been a party hereto.  Any other consolidation, merger or conveyance, transfer or lease or all or substantially all of the assets of the Company shall have the effect of terminating this Agreement to the same effect as set forth in the second sentence of Section 5(a).

6.                                       Independent Contractor Status.  The parties agree that North Castle and Childs shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel.  Neither North Castle nor Childs nor any of their respective employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company nor shall any of them have authority to contract in the name of or bind the Company, except (a) to the extent that any professional employee of North Castle or Childs may be serving as a director or officer of the Company pursuant to Section 3(a)(iv) hereof or (b) as expressly agreed to in writing by the Company.

7.                                       Indemnification.  The Company agrees to indemnify, defend and hold harmless each Indemnitee:

(a)                                  from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (i) the Securities Act, the Securities Exchange Act of 1934, as amended, or any other applicable securities or other laws, in connection with any Securities Offering, any Related Document or any of the transactions contemplated thereby, (ii) any other action or failure to act of the Company and its subsidiaries or any of its predecessors, whether such action or failure has occurred or is yet to occur or (iii) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of North Castle and Childs, the performance by North Castle and Childs of management consulting, monitoring, financial advisory or other services for the Company (whether performed prior to the date hereof, hereafter, pursuant hereto or otherwise); and

(b)                                 to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (i) the fact that such Indemnitee is or was a shareholder, director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, or (ii) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a shareholder, director or officer of the Company;

in each case including but not limited to any and all fees, costs and expenses (including without limitation reasonable fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement.

8.                                       Contribution.

(a)                                  If for any reason the indemnity provided for in Section 7 is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the Company, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions, the Financing or any Securities Offering, the relative benefits received by the Company, on the one hand, and such Indemnitee, on the other, from the Transactions, the Financing or Securities Offering, and (iii) if required by applicable law, any other relevant equitable considerations.

(b)                                 For purposes of Section 8(a), the relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.  For purposes of Section 8(a), the relative benefits received by the Company, on the one hand, and the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company, on the one hand, and such Indemnitee, on the other, from the Transactions, the Financing or Securities Offering.

(c)                                  The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 8(a) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such Section.  The Company shall not be liable under Section 8(a) for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances that the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under Section 7, if such indemnity were enforceable under applicable law.  No Indemnitee shall be entitled to contribution from the Company with respect to any Obligation in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Company is not guilty of such fraudulent misrepresentation.

9.                                       Indemnification Procedures.

(a)                                  Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, North Castle and Childs (acting on their own behalf or, if requested in writing by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified North Castle and Childs thereof.  The Notice of Claim shall specify all material facts known to North Castle and Childs (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if North Castle and Childs (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate.  The failure of North Castle and Childs or such Indemnitee to give such Notice of Claim shall not relieve the Company of its indemnification obligations under this Agreement unless such omission results in a failure of actual notice to the Company and then only to the extent that the Company is prejudiced as a result of the failure to give such Notice of Claim.  The Company shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory both to North Castle and Childs and to any Indemnitee that, in the exercise of such Indemnitee’s good faith judgment, reasonably determines that the Claim presents no actual or potential conflict of interest with North Castle and Childs.  North Castle and Childs may participate in such defense with counsel of North Castle’s and Childs’ choosing at the expense of the Company.  If in the exercise of their good faith judgment any one or more other Indemnitee reasonably determines that the Claim presents no actual or potential conflict of interest with North Castle and Childs, such Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all such Indemnitees, at the choosing of such Indemnitees and at the expense of the Company.  In the event that the Company does not undertake the defense of the Claim within a reasonable time after North Castle and Childs have given the Notice of Claim, or in the event that North Castle and Childs shall in good faith determine that the defense of any claim by the Company is inadequate or may conflict with the interests of any Indemnitee, North Castle and Childs may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company.  In the defense of any Claim, the Company shall not, except with the consent of North Castle and Childs (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim.  In each case, North Castle and Childs and each other Indemnitee seeking indemnification hereunder will cooperate with the Company, so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of North Castle and Childs or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by North Castle and Childs or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

(b)                                 The Company hereby agrees to advance costs and expenses, including reasonable attorney’s fees, incurred by North Castle and Childs (acting on their own behalf or, if requested by any such Indemnitee other than themselves, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of North Castle and Childs or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that North Castle and Childs or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement.

(c)                                  Each Indemnitee shall notify the Company in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”).  The amount of any Claim actually paid by an Indemnitee shall bear simple interest at the rate equal to the Banker’s Trust prime rate as of the date of such payment plus 2% per annum, from the date the Company receives the Notice of Payment to the date on which the Company shall repay the amount of such Claim plus interest thereon to such Indemnitee.

10.                                 Certain Covenants.  The Company agrees to perform its obligations under this Agreement.  The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement.  The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee.  The Company shall implement and maintain in full force and effect any and all corporate articles or charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its articles or certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as it may be amended from time to time.

11.                                 Third-Party Beneficiaries.  All Indemnitees not signatories to this Agreement are intended third-party beneficiaries of this Agreement.

12.                                 Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

13.                                 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, or telegram, as follows:

If to the Company, to:

Equinox Holdings, Inc.
895 Broadway
New York, NY 10003
Telephone: (212) 677-0180
Fax:	(212) 777-9510
Attention: President

If to North Castle or any other Indemnitee that is an affiliate of North Castle, to:

North Castle Partners, L.L.C.
60 Arch Street
Greenwich, CT 06830
Telephone: (203) 862-3200
Fax:	(203) 618-1860
Attention: Peter J. Shabecoff

with a copy to:

Debevoise & Plimpton
875 Third Avenue

New York, New York 10022
Telephone: (212) 909-6000
Facsimile: (212) 909-6836
Attention: Franci J. Blassberg, Esq.

If to Childs or any Indemnitee that is an affiliate of Childs, to:

J.W. Childs Associates, L.P.
One Federal Street
Boston, MA 02110
Telephone: (617) 753-1100
Facsimile: (617) 753-1101
Attention: Glenn A. Hopkins

with a copy to:

Kaye, Scholer, Fierman, Hays & Handler, LLP
425 Park Avenue
New York, New York 10022
Telephone: (212) 836-8000
Facsimile: (212) 836-8689
Attention: Stephen C. Koval, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

14.                                 Entire Agreement.  This Agreement (a) contains the complete and entire understanding and agreement of North Castle, Childs and the Company with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the engagement of North Castle and Childs in connection with the subject matter hereof.  There are no representations or warranties of North Castle and Childs in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

15.                                 Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

16.                                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

17.                                 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to each Indemnitee and their respective successors, heirs and permitted assigns, provided that, neither North Castle, nor Childs nor the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other parties hereto.  Subject to Sections 11 and 21, this Agreement is not intended to confer any right or remedy upon any person other than the parties to this Agreement, each Indemnitee and their respective successors and permitted assigns.

18.                                 Governing Law.  This Agreement shall be governed in all respects including as to validity, interpretations and effects by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.  Each of the Company, Childs and North Castle hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The Company, Childs and North Castle hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

19.                                 Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH,

TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 19.

20.                                 Amendment; Waivers.  No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company, approved by resolution of the Board of Directors of the Company).  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

21.                                 Subordination to Financings.  Each of North Castle and Childs hereby covenants and agrees, for itself and its successors and assigns, (i) that all obligations and liabilities of the Company under this Agreement (the “Junior Obligations”) shall be subordinated and junior in right of payment to the prior payment in full in cash of all obligations, indebtedness and liabilities of the Company in respect of the Financing (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the respective documentation with respect to the Financing, whether or not such interest is an allowed claim under applicable law) (all such obligations, indebtedness and liabilities, including all such post-petition interest, shall be referred to as the “Senior Obligations”), and (ii) that this subordination is for the benefit of, and shall be enforceable directly by, the holders of the Senior Obligations and that each such holder shall be deemed to have acquired such Senior Obligations in reliance upon the covenants and provisions contained in this Section.  Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in any bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Senior Obligations shall first be paid in full in cash before any payment or distribution of any kind or character is made on account of any Junior Obligations.  In addition, to the extent that any payment by the Company under this Agreement is prohibited at such time pursuant to the terms of any Financing, the Company shall not be required to make such payment (and may defer same) until such time as such payment is permitted to be made pursuant to the terms of the Financing.  In the event that, notwithstanding the foregoing, any payment shall be received by North Castle, Childs at a time when such payment is prohibited by this Section, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Obligations (pro rata to such holders on the basis of the respective amount of Senior Obligations held by such holders), as their respective interests my appear (taking into account any intercreditor or subordination arrangements with respect thereto).  The provisions of this Section may not be amended, modified or waived in any respect without the consent of the holders of the Senior Obligations.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EQUINOX HOLDINGS, INC.

By:	/s/ Adam Saltzman
Name: Adam Saltzman
Title: Vice President

NORTH CASTLE PARTNERS, L.L.C.

By:	/s/ Benjamin James
Name: Benjamin James
Title: Managing Director

J.W. CHILDS ADVISORS II, L.P.

By:	/s/ Glenn Hopkins
Name: Glenn Hopkins
Title:

J.W. CHILDS ASSOCIATES, L.P.

By:	/s/ Glenn Hopkins
Name: Glenn Hopkins
Title: